EXHIBIT 1.01







               SOUTHERN CALIFORNIA WATER COMPANY

                          $50,000,000

                     7.23% Notes due 2031

                    UNDERWRITING AGREEMENT




                       December 6, 2001

                    UNDERWRITING AGREEMENT


                                               December 6, 2001


UBS WARBURG LLC
677 Washington Boulevard
Stamford, CT  06901

Ladies and Gentlemen:

          Southern California Water Company, a California corporation (the "Company"), proposes to issue and sell to UBS Warburg LLC (the "Underwriter") $50,000,000 aggregate principal amount of its 7.23% Notes due 2031 ("Notes"). The Notes are described in the Prospectus which is referred to below.

          The Notes are to be issued pursuant to a security resolution adopted by the issuance committee on the date hereof as provided in the resolution of the Board of Directors adopted on October 29, 2001 (the "Securities Resolution") as provided in the Indenture dated as of September 1, 1993, between the Company and J.P. Morgan Trust Company, National Association (formerly Chemical Trust Company of California and then Chase Manhattan Bank and Trust Company, National Association), as trustee (the "Trustee"). Copies of the Indenture have been delivered to the Underwriter. Copies of the Securities Resolution will be delivered by the Company to the Underwriter.

          The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively called the "Act"), with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-73378), relating to the Company's debt securities having an aggregate offering price of $100,000,000, all of which remain unsold (other than as provided herein), including a preliminary prospectus, which have been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (collectively referred to as the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder. Such registration statement has been declared effective by the Commission.
Copies of such registration statement have been delivered to the Underwriter. The term "Registration Statement" means the registration statement as amended at the time it became effective, including financial statements and all exhibits thereto. The term "Prospectus" means the prospectus constituting a part of the Registration Statement and any amendments or supplements to such prospectus filed with the Commission in connection with the proposed sale of the Notes contemplated by this Agreement (the "Prospectus Supplement"), through the date of such Prospectus Supplement; provided, however, that if any revised prospectus or prospectus supplement, including the Prospectus Supplement, shall be provided to the Underwriter by the Company for use in connection with the offering of the Notes that differs from the Prospectus (whether or not such revised Prospectus or Prospectus Supplement is required to be filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations), the term "Prospectus" shall refer to such revised Prospectus or Prospectus Supplement, as the case may be, from and after the time it is first provided to the Underwriter for such use. Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on or before the date hereof or are so filed hereafter, but excluding the Statement of Eligibility on Form T-1. Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include any such document filed or to be filed under the Exchange Act after the date of the Prospectus and deemed to be incorporated therein by reference.

     The Company and the Underwriter agree as follows:

     1. Sale and Purchase: Upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, the aggregate principal amount of Notes at a purchase price of 99.125% of the principal amount thereof, plus accrued interest, if any, from December 11, 2001 to the time of purchase (as hereinafter defined). The Company is advised by you that the Underwriter intends (i) to make a public offering of the Notes as soon as in your judgment is advisable and (ii) initially to offer the Notes upon the terms set forth in the Prospectus.
          You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

     2. Payment and Delivery: Payment of the purchase price for the Notes shall be made to the Company by Federal funds wire transfer, against delivery of the certificates for the Notes to you through the facilities of The Depository Trust Company
          (DTC) for the account of the Underwriter. Such payment and delivery shall be made at 10:00 A.M., New York City time, on December 11, 2001 (unless another time not later than December 11, 2001 shall be agreed to by you and the Company). The time at which such payment and delivery are actually made is hereinafter sometimes called the time of purchase. The Notes will be represented initially by a single global security registered in the name of Cede & Co., as nominee for DTC, and will be issued pursuant to the procedures maintained by DTC for its book-entry system.

     3.   Representations and Warranties of the Company:  The
          Company represents and warrants to the Underwriter that:

          a. the Registration Statement has been declared effective by the Commission; the Registration Statement and the Prospectus, upon the filing by the Company of the Form 8-K (principally for the purpose of filing Exhibits
               1.01, 4.02, 5.02 and 25.02), fully comply in all material respect with the provisions of the Act and the Trust Indenture Act of 1939, as amended (the Trust Indenture Act), and the Registration Statement does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed (provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning the Underwriter and furnished in writing by or on behalf of the Underwriter to the Company expressly for use in the Registration Statement or the Prospectus); the documents incorporated by reference in the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act, and do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Company has not distributed any offering material in connection with the offering or sale of the Notes other than the Registration Statement, the Prospectus or any other materials, if any, permitted by the Act;

          b. all of the issued and outstanding shares of capital stock of the Company are owned by American States Water Company ("American States"), have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; and the capital stock of the Company conforms, in all material respects, to the description thereof in the Registration Statement and the Prospectus;

          c. the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus;

          d. the Company is duly qualified to do business as a foreign corporation for the transaction of business under the laws of each jurisdiction in which the consequence of a failure to qualify, individually or in the aggregate, would have a material adverse effect on the business of the Company, and complete and correct copies of the articles of incorporation and of the bylaws of the Company and all amendments thereto have been filed or incorporated as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2000, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date;
               e. the Company is not in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under) its articles of incorporation or by-laws and has complied, in all respects material to the Company, with any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any court or governmental agency or body having jurisdiction over the Company, and is not in default in any material respect in the performance of any obligation, agreement or condition contained in any material bond, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any material lease, contract or other agreement or instrument to which the Company is a party or by which its properties is bound;

          f. the Indenture has been duly authorized, executed and delivered by the Company and, subject to the filing of the Form 8-K referred to in Section 3(a), duly qualified under the Trust Indenture Act and constitutes a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity;

          g. the Notes have been duly authorized by the Company and, when executed and delivered by the Company, will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity;

          h. this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws, and except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles;

          i. the Notes and the Indenture conform in all material respects to the descriptions thereof contained in the Registration Statement and Prospectus;

          j. neither the solicitation of offers to purchase the Notes, the issue and sale of the Notes, nor the execution or consummation by the Company of this Agreement or the Indenture
               (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official on the part of the Company (except
               (a) authorizations and orders of the California Public Utilities Commission, which have been obtained, are in full force and effect and are sufficient to authorize the transactions contemplated hereby and (b) such as may be required for compliance with the securities or Blue Sky laws of various jurisdictions) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the articles of incorporation or bylaws of the Company or
               (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company is a party or by which it or any of its properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any its properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which it is a party or by which it may be bound or to which any of its property or assets is subject;

          k. the accountants, Arthur Andersen LLP, who have certified or shall certify the financial statements included or incorporated by reference in the Registration Statement and the Prospectus (or any amendment or supplement thereto) are independent public accountants as required by the Act;

          l. the Company has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its properties and to conduct its business, in all material respects, in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus; the Company has fulfilled and performed all its obligations with respect to such permits where the failure to fulfill or perform would have a material adverse effect on the business of the Company and has no knowledge of the occurrence of any event which, pursuant to the terms thereof, allows, or after notice or lapse of time would allow, the early revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus;
               m. there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company, or to which the Company or any of its properties is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement or any incorporation document that are not described or filed as required by the Act or the Exchange Act, as applicable, other than the exhibits to be filed pursuant to the Form 8-K referred to in Section 3(a);

          n. the financial statements included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company as of the dates indicated and the consolidated results of operations and changes in financial position of the Company for the periods specified on the basis stated in the Registration Statement; such financial statements and related schedules and notes have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, except as disclosed therein; and the other financial and statistical information and data included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto for use in connection with the offering of the Notes) are accurately presented and to the extent derived therefrom prepared on a basis consistent with such financial statements and the books and records of the Company;

          o. except as disclosed in the Registration Statement and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development which, in the Company's reasonable judgment, is likely to cause a material adverse change, in the business, properties or assets described or referred to in the Registration Statement, or the results of operations, condition (financial or otherwise), business or operations of the Company taken as a whole, (ii) any transaction which is material to the Company, except transactions in the ordinary course of business, (iii) any obligation, direct or contingent, which is material to the Company taken as a whole, incurred by the Company, except obligations incurred in the ordinary course of business, or (iv) any change in the capital stock or any material increase in the short-term or long-term debt of the Company. The Company does not have any material contingent obligation which is not disclosed in the Registration Statement;

          p.   the Company has good and marketable title to all property
               (real and personal) described in the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Registration Statement and the Prospectus or in a document filed as an exhibit to the Registration Statement and except for liens, claims, security interests or other encumbrances that would not, individually or in the aggregate, have a material adverse effect on the business of the Company; and all the property described in the Prospectus as being held under lease by the Company is held by it under valid, subsisting and enforceable leases except in any respect that would not, individually or in the aggregate, have a material adverse effect on the business of the Company;

          q. no holder of any security of the Company has any right to require registration of any security of the Company because of the filing of the registration statement or consummation of the transactions contemplated by the Agreement; and

               r. American States has been granted an exemption by the Commission from all of the provisions of the Public Utility Holding Company Act of 1935 ("PUHCA") except Section 9(a)(2) thereof.

          4. Certain Covenants of the Company: The Company hereby agrees:

          a. to furnish such information as may be required and otherwise to cooperate in qualifying the Notes for offering and sale under the securities or blue sky laws of such states as you may designate and to maintain such qualifications in effect as long as required for the distribution of the Notes, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Notes); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

          b. to make available to the Underwriter in New York City, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriter, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriter may request for the purposes contemplated by the Act; in case the Underwriter is required to deliver a prospectus within the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Notes, the Company will prepare promptly upon request, but at the expense of the Underwriter, such amendment or amendments to the Registration Statement and such prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

          c. to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes, to advise you promptly of any proposal to amend or supplement the Registration Statement or Prospectus including by filing any documents that would be incorporated therein by reference and to file no such amendment or supplement to which you shall object in writing;

          d. to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes, and to promptly notify you of such filing;

          e. to advise the Underwriter promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Notes is required to be delivered under the Act which, in the judgment of the Company, would require the making of any change in the Prospectus then being used, or in the information incorporated therein by reference, so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the Company's expense, to the Underwriter promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish to you a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

          f. to make generally available to its security holders an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) as soon as is reasonably practicable after the termination of such twelve-month period;

          g. to furnish to you two signed copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein);

          h. to apply the net proceeds from the sale of the Notes in the manner set forth under the caption "Use of Proceeds" in the Prospectus;

          i. to pay all costs, expenses, fees and taxes (other than any transfer taxes and fees and disbursements of counsel for the Underwriter except as set forth under Section 5 hereof and
               (iii), (iv) and (vi) below) in connection with (i) the preparation and filing of the Registration Statement, each preliminary prospectus, the Prospectus, and, except as otherwise provided in Section 4(b), any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriter (including costs of mailing and shipment), (ii) the preparation, issuance, execution, authentication and delivery of the Notes, (iii) the qualification of the Notes for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the legal fees (not to exceed $7,500) and filing fees and other disbursements of counsel for the Underwriter) and the printing and furnishing of copies of any blue sky surveys to the Underwriter, (iv) any fees payable to investment rating agencies with respect to the Notes, (v) any filing for review of the public offering of the Notes by the NASD, and (vi) the performance of the Company's other obligations hereunder;

          j. to furnish to you, before filing with the Commission during the period referred to in paragraph (e) above, a copy of any document proposed to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act.

          5. Reimbursement of Underwriter's Expenses: If the Notes are not delivered for any reason other than the default by the Underwriter in its obligations hereunder, the Company shall, in addition to paying the amounts described in Section 4(j) hereof, reimburse the Underwriter for all of its out-of-pocket expenses, including the fees and disbursements of its counsel.

          6. Conditions of Underwriter's Obligations: The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the time of purchase, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

               a. The Company shall furnish to you at the time of purchase an opinion of O'Melveny & Myers LLP, counsel for the Company, addressed to the Underwriter and dated the time of purchase and in form reasonably satisfactory to Cahill Gordon & Reindel, counsel for the Underwriter, stating that:

                    (1) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California, with full corporate power and corporate authority to own, its properties and to conduct its business as now being conducted as described in the Registration Statement and the Prospectus, including the corporate power to function as a water and electric utility in the State of California, and to issue, sell and deliver the Notes as herein contemplated;

                    (2) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company;

                    (3) the Indenture has been duly authorized by all necessary corporate action on the part of the Company; the Indenture has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, constitutes the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law;

                    (4) the Notes have been duly authorized by all necessary corporate action on the part of the Company and, when duly executed, and authenticated by the Trustee in accordance with the Indenture and upon payment for and delivery thereof in accordance with the terms of this Agreement, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law;

                    (5) the Registration Statement has been declared effective under the Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or threatened by the Commission; and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 under the Act has been made in the manner and within the time period required by such Rule 424;

                    (6) no order, consent, permit or approval of any California or federal governmental authority is required on the part of the Company for the issuance and sale of the Notes as contemplated by this Agreement except (a) such as have been obtained under the Act and the Trust Indenture Act, (b) the authorization of the California Public Utilities Commission, which remains in full force and effect, and, to the best of our knowledge is not the subject of any pending or threatened application for rehearing or petition for modification, and (c) such as may be required under applicable Blue Sky or state securities laws;

                    (7) the Company's execution and delivery of the Notes, this Agreement and the Indenture and the issuance and sale of the Notes by the Company hereunder as contemplated by the Prospectus and this Agreement do not, (a) violate, breach, or result in a default (or an event which with notice or lapse of time or both would constitute a default or event of acceleration) under any existing obligation of the Company under any material agreement or instrument known to such counsel and to which the Company is a party or to which any of the properties or assets of the Company is subject, (b) breach or otherwise violate any existing obligation of the Company under any order, judgment or decree of any California or federal court or governmental authority binding on the Company and known to such counsel, or (c) violate any California or federal statute or regulation that such counsel has, in the exercise of customary professional diligence, recognized as directly applicable to the Company or to transactions of the type contemplated by the Notes, the Indenture or this Agreement, except that such counsel need not express an opinion regarding any Blue Sky or state securities laws and, further, such counsel's opinion may be subject to public considerations, statutes or court decisions that may limit the rights of a party to obtain indemnification or contribution for violations of state or Federal securities laws, or (d) violate the Company's articles of incorporation or bylaws; such counsel shall not be required to express any opinion as to the effect of the Company's performance of its obligations under this Agreement on the Company's compliance with the financial covenants in the Other Agreements;

                    (8) to such counsel's knowledge, there are no contracts, or documents which are required by the Act to be described in the Registration Statement or Prospectus, to be incorporated by reference therein, or to be filed as exhibits to the Registration Statement, which are not described, incorporated or filed as or to the extent required;

                    (9) except for the matters disclosed in, or incorporated by reference into, the Registration Statement, to such counsel's knowledge, there are no actions, suits, investigations or proceedings pending or threatened against the Company in any court or by or before any arbitrator or governmental authority or agency which are required by the Act to be disclosed therein;

                   (10) the Indenture has been duly qualified under the Trust Indenture Act;

                   (11) the documents incorporated by reference in the Prospectus as of the date the Prospectus was filed with the Commission (other than the financial statements and schedules and other financial and statistical data contained therein or incorporated by reference therein, as to which no opinion is expressed), on the respective dates on which they were filed, appeared on their face to comply in all material respects with the requirements as to form for reports on Form 10-K, Form 10-Q and Form 8-K, as the case may be, under the Exchange Act and the related rules and regulations in effect at the respective dates of their filing;

                   (12) the statements in the Prospectus under the captions Description of Debt Securities and Description of Notes, insofar as they summarize provisions of the Indenture or the Notes, fairly present the information required by Form S-3 and the Trust Indenture Act; and

                   (13) such counsel may state that in connection with its participation in the preparation of the Registration Statement and the Prospectus, such counsel has not independently verified the accuracy, completeness or fairness of the statements contained or incorporated therein, and the limitations inherent in the examination made by such counsel and the knowledge available to such counsel are such that such counsel is unable to assume, and does not assume, any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated in the Registration Statement, the Prospectus or the incorporated documents (except as otherwise specifically stated in clause (xii) above). Such counsel also shall state that, however, on the basis of such counsel's review of the Registration Statement, the Prospectus and the incorporated documents and its participation in conferences in connection with the preparation of the Registration Statement and the Prospectus and relying as to materiality to the extent they deem appropriate upon opinions of officers and other representatives of the Company, such counsel does not believe that the Registration Statement, on the date it was declared effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that such counsel does not believe that the Prospectus and the documents incorporated therein, considered as a whole on the date of the Prospectus and at the time of purchase, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Such counsel need express no opinion or belief as to any document filed by the Company under the Exchange Act, whether prior or subsequent to the effective date of the Registration Statement, except to the extent that any such document is an incorporated document read together with the Registration Statement or the Prospectus and considered as a whole, nor any opinion or belief as to the financial statements and other financial statistical information included or incorporated by reference in the Registration Statement, the Prospectus or the incorporated documents.

          Such counsel shall also state that, subject to the foregoing, they also advise the Underwriter, that, in such counsel's opinion, the Registration Statement and the Prospectus (except for the financial statements and other financial information included or incorporated by reference therein, as to which such counsel shall express no opinion) as of the effective date of the Registration Statement and as of the date the Prospectus with respect to a sale of the Notes, appeared on their face to comply in all material respects with the requirements as to form for registration statements on Form S-3 under the Act and the Trust Indenture Act and the related rules and regulations in effect at the date of filing.

          Such counsel's opinion shall be rendered in respect of the laws of the State of California and the federal law of the United States. Such counsel's opinion further may be limited to laws recognized by such counsel, through its representation of the Company, as being applicable to the Company and to the issuance and public sale of securities. For purposes of the limitation in clauses (vi), (vii), (viii), (ix) and (xiii) above, such counsel's knowledge may be limited to the knowledge obtained by them in connection with matters to which they have given substantive attention as counsel for the Company.

               b. You shall have received from Arthur Andersen LLP a letter dated as of the time of purchase and addressed to the Underwriter in customary form and in substance reasonably satisfactory to you.

               c. You shall have received at the time of purchase, the favorable opinion of Cahill Gordon & Reindel, counsel for the Underwriters, dated the time of purchase, as to the matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonable request to enable them to pass upon such matters.

               d. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act, not later than 5:00 P.M., New York City time, on the second full business day after the date of this Agreement; provided, however, that the Company and you may from time to time agree on a later date.

               e. Prior to the time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

               f. Between the time of execution of this Agreement and the time of purchase (i) no material and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the business, condition or prospects of the Company taken as a whole shall occur or become known and (ii) no transaction which is material and unfavorable to the Company shall have been entered into by American States or the Company.

               g. The Company will, at the time of purchase, deliver to you a certificate of two of its executive officers to the effect that the representations and warranties of the Company set forth in this Agreement are true and correct as of such date, that the Company shall perform such of its obligations under this Agreement as are to be performed at or before the time of purchase and the conditions set forth in paragraphs (e) and (f) of this Section 6 have been met.

               h. The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase as you may reasonably request.

               i. Between the time of execution of this Agreement and the time of purchase, there shall not have occurred any downgrading, nor shall any notice or announcement have been given or made of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any "nationally recognized statistical rating organization," as that term is defined in Rule 436(g)(2) under the Act.

               j.   Other than the filing of the Form 8-K referred to in
                    Section 3(a) and the filing of the Prospectus pursuant to Rule 424(b), no amendment or supplement to the Registration Statement or Prospectus, including documents deemed to be incorporated by reference therein, shall be filed during the period referred to in Section 4(f) to which you object in writing.

               k. Prior to the time of purchase, the Company shall have filed with the Commission the Form 8-K referred to in
                    Section 3(a).

          7. Termination: The obligations of the Underwriter hereunder shall be subject to termination in the absolute discretion of you if, since the time of execution of this Agreement or the respective dates as of which information is given in the Registration Statement and Prospectus, (x) there has been any material adverse and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the operations, business, condition or prospects of the Company taken as a whole, which would, in your judgment, make it impracticable to market the Notes, or (y) there shall have occurred any downgrading, or any notice shall have been given of (i) any intended or potential downgrading or
               (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any "nationally recognized statistical rating organization," as that term is defined in Rule 436(g)(2) under the Act or, if, at any time prior to the time of purchase, trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or limitations or minimum prices shall have been established on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, or if a banking moratorium shall have been declared either by the United States or New York State authorities, or if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis (including any terrorist action) of such magnitude in its effect on the financial markets of the United States as, in your judgment, to make it impracticable to market the Notes.

          If you elect to terminate this Agreement as provided in this Section 7, the Company shall be notified promptly by letter or telegram.

          If the sale to the Underwriter of the Notes, as contemplated by this Agreement, is not carried out by the Underwriter for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(j), 5 and 8 hereof), and the Underwriter shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 8 hereof).

          8.   Indemnity and Contribution:

          a. The Company agrees to indemnify, defend and hold harmless the Underwriter, its partners, directors and officers, and any person who controls the Underwriter within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all the foregoing persons from and against any loss, damage, expense, liability or claim
(including the reasonable cost of investigation) which, jointly or severally, such Underwriter or person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company filed during the period referred to in Section 4(f)) or in a Prospectus (the term
"Prospectus" for the purpose of this Section 8 being deemed filed during the period referred to in Section 4(f) to include any preliminary prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company during the period referred to in Section 4(f)), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of the Underwriter to the Company expressly for use with reference to the Underwriter in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or Prospectus or necessary to make such information not misleading.

          If any action, suit or proceeding (together, a "Proceeding") is brought against the Underwriter or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter or person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses, provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to the Underwriter or any such person or otherwise. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in competition with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any such claim or Proceeding effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless the Underwriter and any such person from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

          b. The Underwriter agrees to indemnify, defend and hold harmless the Company, its directors and officers and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of the Underwriter to the Company expressly for use with reference to the Underwriter in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company filed during the period referred to in Section 4(f)) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

          If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against the Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Underwriter in writing of the institution of such Proceeding and the Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Underwriter shall not relieve the Underwriter, from any liability which the Underwriter may have to the Company or any such person or otherwise. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Underwriter in connection with the defense of such Proceeding or the Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to the Underwriter (in which case the Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Underwriter), in any of which events such reasonable fees and expenses shall be borne by the Underwriter and paid as incurred (it being understood, however, that the Underwriter shall not be liable for the expenses of more than one separate counsel in addition to any local counsel in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). Anything in this paragraph to the contrary notwithstanding, the Underwriter shall not be liable for any settlement of any such Proceeding effected without the written consent of the Underwriter but if settled with the written consent of the Underwriter, the Underwriter agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

          c. If the indemnification provided for in this Section 8 is unavailable to an indemnified party under subsections (a) and
(b) of this Section 8 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same respective proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the underwriting discounts and commissions received by the Underwriter. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.
d. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above.
Notwithstanding the provisions of this Section 8, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damage which the Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
e. The indemnity and contribution agreements contained in this Section 8 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Underwriter, its partners, directors and officers or any person (including each partner, officer or director of such person) who controls the Underwriter within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers or any person who controls the Company within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Notes. The Company and the Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company's officers or directors, in connection with the issuance and sale of the Notes, or in connection with the Registration Statement or Prospectus.

          9. Notices: Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriter, shall be sufficient in all respects if delivered or sent to UBS Warburg LLC, 677 Washington Boulevard, Stamford, CT 06901, Attention:
               Syndicate Department and, if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 630 East Foothill Boulevard San Dimas, California 91773, Attention: Chief Financial Officer.

          10. Governing Law; Construction: This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

          11. Submission to Jurisdiction: Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against UBS Warburg LLC or any indemnified party. Each of UBS Warburg LLC and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

          12. Parties at Interest: The Agreement herein set forth has been and is made solely for the benefit of the Underwriter and the Company to the extent provided in Section 8 hereof and the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, executors and administrators. No other person, partnership, heirs, personal representatives and association or corporation (including a purchaser, as such purchaser, from the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

          13. Counterparts: This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

          14. Successors and Assigns: This Agreement shall be binding upon the Underwriter and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company's and any of the Underwriter's respective businesses and/or assets.

          If the foregoing correctly sets forth the understanding between the Company and the Underwriter, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and the Underwriter.

                              Very truly yours,

                              SOUTHERN CALIFORNIA WATER COMPANY


                              By: /s/ McClellan Harris III
                                 ---------------------------
                              Title: CFO, VP-Finance,
                                     Treasurer & Secretary

Accepted and agreed to as of
 the date first above written,
 on behalf of itself

UBS WARBURG LLC


By:  /s/ Charles Buckley
    ----------------------------
    Title: Director


By:  /s/ Mark S. Mayer
    ----------------------------
    Title: Executive Director